Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Provides Business Update and Reports Results for the Three and Nine-Month Periods Ended March 31, 2020

Miami, FL – May 11, 2020 – EVI Industries, Inc. (NYSE American: EVI) (the “Company” or “EVI”) announced today results for the nine- and three-month periods ended March 31, 2020. While the COVID-19 pandemic and accompanying economic disruption adversely impacted the Company’s performance, particularly resulting in a deceleration of revenue beginning in March 2020, the Company achieved record gross profit for the three-month period and record revenue, gross profit, and operating cash flows for the nine-month period. These results also reflect the Company’s continued execution of its long-term focused buy-and-build growth strategy, the effectiveness of certain organic growth initiatives, and continued investment towards the modernization and optimization of the Company.

Earnings Conference Call

The Company has provided a pre-recorded earnings conference call including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

Balance Sheet

At March 31, 2020, the Company had $26 million of net debt, including approximately $4.0 million of cash and $30 million of borrowings drawn from its credit facility. This represents a $10 million, or a 27%, decrease to net debt as compared to June 30, 2019 and a $3 million, or a 10%, decrease to net debt as compared to December 31, 2019. The strengthening of the Company’s balance sheet was driven by a record level of operating cash flow of $14.3 million for the nine-month period ended March 31, 2020. As a precautionary measure to increase its cash position and preserve financial flexibility in light of uncertainty in the global markets resulting from the COVID-19 pandemic, on April 1, 2020, the Company increased its borrowings from its credit facility.

Discussion of COVID-19 Pandemic

Since the onset of the COVID-19 pandemic, EVI’s businesses have remained operational as relevant authorities have generally designated the nature of the Company’s industry to be ‘essential’. Early on, the Company’s leaders acted quickly and decisively in response to the COVID-19 pandemic to reduce costs and preserve capital, and they continue to actively monitor the COVID-19 pandemic and may take further actions as circumstances change. Further, the Company accelerated certain of its planned modernization and optimization initiatives, including the elimination and consolidation of facilities, the implementation of certain advanced technology systems, the establishment of certain alternative financing tools, and other initiatives meant to increase growth and profitability. However, the COVID-19 pandemic and specifically stay-at-home-orders, have and continue to create disruption to the economy and the Company’s business and results.

Henry M. Nahmad, EVI’s Chairman and CEO stated, “While the duration and severity of the COVID-19 pandemic and its impact on our business and results is uncertain, as we navigate through these times, we are bolstered by the depth of experience across our organization, our entrepreneurial culture, and the extraordinary dedication and perseverance of our valued employees.”

Geographic, Customer, and Product Diversity

The Company operates in a historically resilient industry and its growth strategy and operating model are focused on long-term growth.

Geographic Markets: EVI operates from 24 distribution locations in 14 states and exports to Latin America and the Caribbean from its Florida operations. Across and beyond this geography, the Company employs approximately 125 sales professionals that partner with the Company’s customers by providing planning, designing, and consulting services that generally result in long-term customer relationships.

End-User Customers: Today, EVI completes tens of thousands of transactions per quarter to thousands of customers that operate industrial, on-premise, vended, and or route laundries dedicated to a wide range of end-user customers. These transactions are sourced by the Company’s vast sales organization and are generally supported and fulfilled by the Company’s internal installation and service network including approximately 200 technicians.

Product Range: EVI offers a wide variety of commercial laundry equipment and an assortment of related parts and accessories along with specialized water heating, water treatment, and material handling products sourced from many suppliers. The Company sources commercial laundry equipment from 12 domestic and international OEMs and sells over 25 brand names with a wide variety of price points, features, and capabilities to meet the needs of varying commercial laundry end-user customers.

Mr. Nahmad commented: “We believe that, among other benefits, the combination of geographic and end-user customer diversity, and a broad product range mitigates the risk that a disruption to any one geography, any one end-user customer, and or any one product category can materially impact the entire Company.”

Acquisitions

During the three-month period ended March 31, 2020, the Company completed the acquisition of Sevierville, Tennessee based Laundry Systems of Tennessee and affiliates and Richmond, Virginia based Commercial Laundry Equipment, Inc. The newly acquired businesses are distributors of on-premise and vended laundry products and providers of related installation and maintenance services. Their addition expands EVI’s market share and adds additional sales and service presence in the mid-Atlantic and southeast United States.

Three-Month and Nine-Month Operating Results

(compared to the same period of the prior fiscal year)

Three-Month Results

▪	Revenue was flat at $59 million,
▪	Gross profit increased 3% to a record $13.8 million,
▪	Gross margin increased 80 basis points to 23%,
▪	Operating income was $0.35 million versus $1.1 million,
▪	Net income was $(0.0) million versus $0.5 million, and
▪	Adjusted EBITDA was $2.1million versus $2.2 million.

Nine-Month Results

▪	Revenue increased 11% to a record $181 million,
▪	Gross profit increased 13% to a record $42 million,
▪	Gross margin increased 50 basis points to 23%,
▪	Operating income was $2.4 million versus $4.6 million,
▪	Net income was $0.83 million versus $2.5 million,
▪	Adjusted EBITDA was $6.9 million versus $7.8 million, and
▪	Operating cash flow was a record $14.3 million, an increase of $24 million in cash provided by operations.

Revenue

The 11% increase in revenue for the nine-month period ended March 31, 2020 was due to the results of operations of acquired businesses and increases in revenue resulting from certain sales growth strategies executed by the Company to increase market share in existing geographies. These increases for the nine-month period were partially offset by a deceleration of revenue beginning in mid-March 2020 resulting from the onset of the COVID-19 pandemic, including the delayed completion of a number of open sales contracts as a result of shelter-in-place orders and other restrictions. This deceleration in revenues contributed to revenues being flat in the three months ended March 31, 2020 compared to the three months ended March 31, 2019.

Adjusted EBITDA

Adjusted EBITDA for the fiscal three-month period ended March 31, 2020 was flat year over year and decreased 12% for the nine-month period ended March 31, 2020 compared to the same period of the prior fiscal year. These results reflect the Company’s ongoing investments to optimize and modernize its acquired businesses and investments made in pursuit of acquisition and strategic opportunities, combined with the unforeseen impact of the COVID-19 pandemic.

Mr. Nahmad commented: “Despite the short-term turbulence caused by the COVID-19 pandemic, we remain steadfast in our long-term approach to building a significant enterprise and we believe that favorable industry dynamics combined with our financial principles, decentralized operating model, entrepreneurial culture, and credible reputation are the foundation of our long-term growth and investment strategy.”

For additional information regarding the Company’s results for the three and nine-month periods ended March 31, 2020 and further discussion of the COVID-19 pandemic, see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems, as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans; general economic and business conditions in the United States and other countries where EVI operates or where its customers and suppliers are located; industry conditions and trends; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on EVI and its business, liquidity and results, which in large part will depend on future developments and are highly uncertain and beyond EVI’s control, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the success of actions taken or which may be taken by EVI in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, reduced demand for products and services, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, including stay-at home orders, and the impact of the COVID-19 pandemic on EVI’s suppliers and customers; risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities where or when expected, or at all, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition; risks that EVI’s decentralized operating model, and that product, end-user and geographic diversity, may not result in the benefits anticipated and may change over time; risks related to organic growth initiatives and market share and other growth strategies, including that they may not result in the benefits anticipated; risks that investments, initiatives and expenses, including, without limitation, investments in acquired businesses and modernization initiatives, may not result in the benefits anticipated, including long-term growth; risks related to revenue recognition and the timing thereof, including that delays in installation or other factors may result in revenue expected to be recognized in future periods to not be recognized when or to the extent anticipated; and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Many of these risks and factors are beyond EVI’s control. Further, past performance of EVI and its acquired businesses and trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data) (Unaudited)

	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/20	03/31/19	03/31/20	03/31/19

Revenues	$181,379	$163,436	$59,041	$59,290
Cost of Sales	139,640	126,615	45,211	45,867
Gross Profit	41,739	36,821	13,830	13,423
SG&A	39,302	32,180	13,479	12,316
Operating Income	2,437	4,641	351	1,107
Interest Expense, net	1,198	942	343	403
Income before Income Taxes	1,239	3,699	8	704
Provision for Income Taxes	408	1,172	20	238
Net Income (Loss)	$831	$2,527	$(12)	$466

Net Income (Loss) per Share
Basic	$0.06	$0.20	$(0.00)	$0.04
Diluted	$0.06	$0.20	$(0.00)	$0.04

Weighted Average Shares Outstanding
Basic	11,815	11,463	11,872	11,666
Diluted	12,188	11,960	11,872	12,145

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	03/31/20	06/30/19
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,917	$5,038
Accounts receivable, net	26,560	30,557
Inventories, net	27,108	26,445
Vendor deposits	613	403
Contract assets	116	2,487
Other current assets	3,430	2,938
Total current assets	61,744	67,868
Equipment and improvements, net	7,971	5,865
Operating lease assets	5,780	—
Intangible assets, net	22,189	22,351
Goodwill	56,574	54,501
Other assets	4,186	3,900
Total assets	$158,444	$154,485

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$17,647	$17,508
Accrued employee expenses	4,070	5,187
Customer deposits	10,510	7,163
Contract liabilities	834	854
Current portion of operating lease liabilities	1,744	—
Total current liabilities	34,805	30,712
Deferred tax liabilities, net	2,347	1,708
Long-term operating lease liabilities	4,060	—
Long-term debt, net	29,804	40,563
Total liabilities	71,016	72,983

Common stock related to acquiree's Employee Stock Ownership Plan ("ESOP")	—	4,240

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	300	296
Additional paid-in capital	78,526	73,010
Retained earnings	10,466	9,635
Treasury stock	(1,864)	(1,439)
Common stock related to acquiree's ESOP	—	(4,240)
Total shareholders' equity	87,428	77,262
Total liabilities and shareholders' equity	$158,444	$154,485

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the nine months ended
	03/31/20	03/31/19
Operating activities:
Net income	$831	$2,527
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	2,692	1,894
Amortization of debt discount	41	82
Provision for bad debt expense	136	181
Non-cash lease expense	24	—
Share-based compensation	1,724	1,287
Inventory reserve	133	125
Provision for deferred income taxes	416	234
Other	(85)	—
(Increase) decrease in operating assets:
Accounts receivable	4,961	(4,847)
Inventories	902	(5,759)
Vendor deposits	(210)	(438)
Contract assets	2,371	(2,445)
Other assets	(602)	(1,384)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(1,076)	2,899
Accrued employee expenses	(1,168)	(1,600)
Customer deposits	3,257	(2,629)
Contract liabilities	(20)	255
Net cash provided (used) by operating activities	14,327	(9,618)

Investing activities:
Capital expenditures	(2,785)	(1,741)
Cash paid for acquisitions; net of cash acquired	(1,334)	(12,542)
Net cash used by investing activities	(4,119)	(14,283)

Financing activities:
Dividends paid	—	(1,619)
Proceeds from borrowings	8,000	110,963
Debt repayments	(18,930)	(79,435)
Payment of debt issuance costs	—	(272)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(425)	(359)
Issuances of common stock under employee stock purchase plan	26	23
Net cash (used) provided by financing activities	(11,329)	29,301
Net (decrease) increase in cash and cash equivalents	(1,121)	5,400
Cash and cash equivalents at beginning of period	5,038	1,330
Cash and cash equivalents at end of period	$3,917	$6,730

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the nine months ended
	03/31/20	03/31/19
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,215	$799
Cash paid during the period for income taxes	$224	$1,354

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$3,770	$21,290

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands) (Unaudited)

	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/20	03/31/19	03/31/20	03/31/19

Net Income (loss)	$831	$2,527	$(12)	$466
Provision for Income Taxes	408	1,172	20	238
Interest Expense	1,198	942	343	403
Depreciation and Amortization	2,692	1,894	962	639
Amortization of Share-based Compensation	1,724	1,287	809	449
Adjusted EBITDA	$6,853	$7,822	$2,122	$2,195